EXHIBIT 24


                            Consent to Use of Opinion


December 3, 1999                                                    REGULAR MAIL


Board of Directors, Cassco Capital Corporation
Number One, Fenton Way Business Park, Fenton Way
Chatteris, Cambridgeshire
United Kingdom PE 16 6 US


Re: Consent to Reference in Form S-8 Registration Statement


Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in the above Form S-8 Registration Statement of our report on the financial statements included in the Cassco Capital Corporation nnual Report on Form 10-KSB for the year ended December 31, 1998, and to all references to our firm included in said registration statement.


HALLIBURTON, HUNTER & ASSOCIATES, PC


/s/ Halliburton, Hunter & Associates, PC
----------------------------------------

Littleton, Colorado